UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2010

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Hampton Roads Bankshares, Inc. (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, issued a press release today regarding financial results for the fourth quarter and full year of 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Use of Non-GAAP Financial Measures

Certain measures provided in the press release attached as Exhibit 99.1 may be deemed to be non-GAAP financial measures. Increase in core deposits and tangible common equity to tangible assets ratio are not measures recognized under U.S. generally accepted accounting principles (“GAAP”), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are increase in deposits and the ratio of total common shareholders’ equity to total assets, respectively.

Management uses these non-GAAP financial measures to assess the performance of the Company’s core business and the strength of its capital position. The Company believes that these non-GAAP financial measures provide meaningful additional information about the Company to assist investors in evaluating the Company’s operating results, financial strength and capitalization. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies. Increase in core deposits is a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The tangible common equity to tangible assets ratio is used by management and investment analysts to assess the strength of the Company’s capital position absent the effects of intangible assets. Management, banking regulators and many stock analysts use the tangible common equity ratio in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of intangible assets.

Below is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Non-GAAP Measurements

(From Press Release)

December 31, 2009

(in thousands)	Three Months Ended December 31, 2009
Increase in deposits	$180,747

Add: decrease in time deposits $100,000 or more	93,765
Add: decrease in brokered deposits	35,796
Increase in core deposits	$310,308

(in thousands)	As of December 31, 2009	As of September 30, 2009	As of December 31, 2008

Total assets	$2,975,558	$2,938,994	$3,085,711
Less: intangible assets	(12,839)	(66,033)	(98,367)
Tangible assets	$2,962,719	$2,872,961	$2,987,344

Total shareholders’ equity	$180,996	$286,309	$344,809
Less: intangible assets	(12,839)	(66,033)	(98,367)
Shareholders’ equity - tangible	$168,157	$220,276	$246,442

Total shareholders’ equity	$180,996	$286,309	$344,809
Less: intangible assets	(12,839)	(66,033)	(98,367)
Less: preferred equity	(134,970)	(134,605)	(133,542)
Common shareholders’ equity—tangible	$33,187	$85,671	$112,900
Tangible common equity to tangible assets	1.12%	2.98%	3.78%
Total common shareholders’ equity to total assets	6.08%	9.74%	11.17%

Item 7.01	Regulation FD Disclosure.

As noted in Item 2.02, the Company issued a press release regarding its financial results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 is furnished and should not be considered filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Ex. 99.1    Press Release, dated April 23, 2010.

Forward-Looking Statements

The attached press release contains certain “forward-looking statements” within the meaning of federal securities laws that involve significant risks and uncertainties, including statements regarding our plans, expectations, goals, and projections. For example, forward-looking statements include those about steps we are taking to strengthen our balance sheet and capital position, suspending our dividend payments, improving our credit quality, reducing the rate of increase in our nonperforming assets, plans for and timing of our return to profitability, integrating acquired companies, and increasing deposits and shareholder value. Such statements are based on our assumptions and analyses and other information we believe are appropriate in the circumstances and available to us at the time of the press release. Actual results could differ materially from those contained in or implied by such statements for a variety of risks including (1) deterioration in the loan portfolio; (2) managing problem loans; (3) changes in economic conditions; (4) movements in interest rates; (5) competitive pressures on product pricing and services; (6) success and timing of other business strategies; and (7) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise, among other reasons. Consequently, all of the forward-looking statements in the attached press release are qualified by these cautionary statements and the cautionary language in our most recent Form 10-K report and other documents we file with the Securities and Exchange Commission. Hampton Roads Bankshares, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the attached press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: April 23, 2010	By:	/s/ Neal A. Petrovich
Neal A. Petrovich
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release, dated April 23, 2010.